Exhibit 99.1

McLeodUSA Announces Resignation of President, Stephen C. Gray

CEDAR RAPIDS, Iowa — (BUSINESS WIRE) — Dec. 14, 2004 — McLeodUSA Incorporated (Nasdaq:MCLD — News), one of the nation’s largest independent, competitive telecommunications services providers, today announced that Stephen C. Gray is resigning from his positions as President of McLeodUSA and a member of McLeodUSA’s Board of Directors, effective December 31, 2004.

“On behalf of the Board of Directors and our Leadership Team, I want to thank Steve for his significant contributions to the Company, particularly over the last three-and-a-half years, and for his commitment to our success,” said Chris A. Davis, Chairman and Chief Executive Officer. “Steve has been an incredible partner and a good friend. He will be missed.”

“We appreciate Steve’s dedication and efforts on behalf of the Company and we wish him the very best in his future endeavors,” said Theodore J. Forstmann, Chairman of the Executive Committee of the Board of Directors and Founding Senior Partner of Forstmann Little & Co. “I am sure he’ll be successful in whatever he chooses to do.”

“After 21 years in telecom and over 12 years with McLeodUSA, I’ve decided it’s time to think about what I want to do next,” said Stephen C. Gray. “I have truly enjoyed working with Chris, Ted, this exceptional management team and the employees of McLeodUSA to build a world-class telecommunications company. Our accomplishments over the past several years have clearly established the foundation for operational excellence well into the future. I wish Chris and the McLeodUSA team every success.”

About McLeodUSA

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of September 30, 2004, 38 ATM switches, 39 voice switches, 696 collocations, 435 DSLAMs and 2,474 employees. As of April 16, 2002, Forstmann Little & Co. became a 58% shareholder in the Company. Visit the Company’s Web site at www.mcleodusa.com

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. In some cases, you can identify these so-called “forward-looking statements” by our use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “intend” or “potential” or the negative of those words and other comparable words. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:
McLeodUSA Incorporated, Cedar Rapids Investor Contact: Bryce E. Nemitz, 319-790-7800 or Press Contact: Bruce A. Tiemann, 319-790-7800 mcleodusa_ir@mcleodusa.com